EXHIBIT 99.1

Align Technology Announces First Quarter Fiscal Year 2012 Results

  Q1 net revenues of $135.1 million increased 4.8% sequentially and 28.8% year-over-year
  Q1 Invisalign clear aligner revenue of $123.3 million increased 3.7% sequentially and 17.6% year-over-year with Invisalign case shipments of 85.3 thousand
  Q1 scanner and CAD/CAM services revenue of $11.8 million increased 17.8% sequentially
  Q1 GAAP diluted EPS was $0.26 and Q1 Non-GAAP diluted EPS was $0.27

SAN JOSE, Calif., April 23, 2012 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the first quarter of fiscal 2012 ended March 31, 2012.

Total net revenues for the first quarter of fiscal 2012 (Q1 12) were a $135.1 million. This is compared to $128.9 million reported in the fourth quarter of 2011 (Q4 11) and compared to $104.9 million reported in the first quarter of 2011 (Q1 11). Q1 12 Invisalign clear aligner revenue of $123.3 million increased 3.7% sequentially and 17.6% year-over-year. Invisalign clear aligner case shipments for Q1 12 were 85.3 thousand, compared to 82.6 thousand in Q4 11 and compared to 71.4 thousand in Q1 11. Q1 12 scanner and CAD/CAM services revenue was $11.8 million, compared to $10.0 million in Q4 11. The acquisition of Cadent Holdings, Inc. closed on April 29, 2011, therefore year-over-over year comparisons for Q1 12 do not include scanner and CAD/CAM services.

Commenting on Align's first quarter, Thomas M. Prescott, Align president and CEO said, "I'm pleased to report a very strong quarter and a great start to the year. Strong Invisalign volume, particularly from North American Orthodontists, drove better than expected revenue, margins and EPS, and we achieved a major milestone -- our first $100 million quarter in North America sales. In addition, our scanner and CAD/CAM services business was up nicely this quarter. I'm very proud of our team and the great results they delivered this quarter which reflect their continued focus and execution of our strategic growth initiatives."

Net profit for Q1 12 was $21.0 million, or $0.26 per diluted share. This is compared to net profit of $20.4 million, or $0.25 per diluted share in Q4 11 and net profit of $15.8 million, or $0.20 per diluted share in Q1 11. Net profit for Q1 12 includes pre-tax acquisition and integration related costs of $0.7 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.5 million with a total tax effect of $1.2 million. Net profit for Q4 11 includes pre-tax acquisition and integration related costs of $1.1 million, pre-tax amortization of acquired intangible assets of $1.3 million, pre-tax severance and benefit costs of $0.8 million with a total tax effect of $0.7 million. Net profit for Q1 11 includes pre-tax Cadent acquisition-related transaction costs of $1.5 million with a total tax effect of $0.4 million.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP net revenues, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit, non-GAAP earnings per share, EBITDA and adjusted EBITDA. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q1 12 was $22.1 million, or $0.27 per diluted share. This is compared to non-GAAP net profit of $23.0 million, or $0.28 per diluted share in Q4 11 and non-GAAP net profit of $16.9 million, or $0.21 per diluted share in Q1 11.

Q1 12 Operating Results ($M)
Key GAAP Operating Results	Q1 12	Q4 11	Q1 11
Revenue	$135.1	$128.9	$104.9
- Clear Aligner	$123.3	$118.9	$104.9
- Scanner and CAD/CAM Services	$11.8	$10.0	N/A

Gross Margin	74.6%	74.1%	78.4%
- Clear Aligner	79.0%	78.7%	78.4%
- Scanner and CAD/CAM Services	28.7%	20.0%	N/A

Operating Expense	$72.8	$69.1	$61.2
Operating Margin	20.7%	20.5%	20.0%
Net Profit	$21.0	$20.4	$15.8
Earnings Per Diluted Share (EPS)	$0.26	$0.25	$0.20

Key Non-GAAP Operating Results	Q1 12	Q4 11	Q1 11
Non-GAAP Gross Margin	75.1%	74.9%	78.4%
- Non-GAAP Clear Aligner	79.0%	78.7%	78.4%
- Non-GAAP Scanner & CAD/CAM Services	34.6%	30.0%	N/A

Non-GAAP Operating Expense	$71.1	$66.9	$59.7
Non-GAAP Operating Margin	22.4%	23.0%	21.5%
Non-GAAP Net Profit	$22.1	$23.0	$16.9
Non-GAAP Earnings Per Diluted Share (EPS)	$0.27	$0.28	$0.21
EBITDA	$31.1	$30.7	$24.8
Adjusted EBITDA	$32.2	$32.7	$26.3

Total stock-based compensation expense included in Q1 12 was $4.9 million compared to $5.0 in Q4 11 and $4.3 million in Q1 11. Stock based compensation expense included in GAAP gross margin in Q1 12, Q4 11 and Q1 11 was $0.5 million. Stock-based compensation expense included in GAAP operating expense in Q1 12 was $4.4 million compared to $4.5 million in Q4 11 and $3.8 million in Q1 11.

Liquidity and Capital Resources

As of March 31, 2012, Align Technology had $257.2 million in cash, cash equivalents, and marketable securities compared to $248.1 million as of December 31, 2011. During Q1 12, we purchased approximately 100,000 shares of our common stock at an average price of $24.68 per share for a total of approximately $2.5 million. There remains $139.7 million available under the Company's existing stock repurchase authorization.

Q2 Fiscal 2012 Business Outlook

For the second quarter of fiscal 2012 (Q2 12), Align Technology expects net revenues to be in a range of $140.2 million to $143.7 million. GAAP earnings per diluted share for Q2 12 is expected to be in a range of $0.25 to $0.27. Non-GAAP earnings per diluted share for Q2 12 is expected to be in a range of $0.26 to $0.28. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, April 23, 2012 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter fiscal 2012 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 391936 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 1, 2012.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, Invisalign Express 5, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast, OrthoCAD iQ and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, amortization of acquired intangible assets, severance and benefit costs, and any related tax effects, and EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2012, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent Holdings, Inc., continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 29, 2012. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2012	March 31, 2011

Net revenues	$ 135,079	104,856

Cost of revenues	34,319	22,630

Gross profit	100,760	82,226

Operating expenses:
Sales and marketing	38,717	32,821
General and administrative	22,626	18,992
Research and development	10,526	9,390
Amortization of acquired intangible assets	885	--
Total operating expenses	72,754	61,203

Profit from operations	28,006	21,023

Interest and other income (expense), net	(812)	89

Profit before income taxes	27,194	21,112

Provision for income taxes	6,210	5,271

Net profit	$ 20,984	$ 15,841

Net profit per share
- basic	$ 0.26	$ 0.21
- diluted	$ 0.26	$ 0.20

Shares used in computing net profit per share
- basic	79,235	76,844
- diluted	81,856	79,361

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$ 224,361	$ 240,675
Restricted cash	4,023	4,026
Marketable securities, short-term	16,018	7,395
Accounts receivable, net	94,441	91,537
Inventories	13,434	9,402
Other current assets	33,219	31,781
Total current assets	385,496	384,816

Marketable securities, long-term	16,804	--
Property and equipment, net	62,912	53,965
Goodwill and intangible assets, net	184,704	185,405
Deferred tax asset	17,612	22,337
Other long-term assets	2,908	2,741

Total assets	$ 670,436	$ 649,264

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,640	$ 19,265
Accrued liabilities	66,538	76,600
Deferred revenue	54,650	52,252
Total current liabilities	135,828	148,117

Other long term liabilities	11,586	10,366

Total liabilities	147,414	158,483

Total stockholders' equity	523,022	490,781

Total liabilities and stockholders' equity	$ 670,436	$ 649,264

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Gross profit	$ 100,760	$ 95,550	$ 82,226
Acquisition and integration costs related to cost of revenues (1)	134	139	--
Amortization of acquired intangible assets related to cost of revenues (2)	261	285	--
Severance and benefit costs related to cost of revenues(3)	300	579	--
Non-GAAP Gross profit	$ 101,455	$ 96,553	$ 82,226

Reconciliation of GAAP to Non-GAAP Gross Profit Scanner and CAD/CAM Services
(in thousands)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Scanner and CAD/CAM Services gross profit	$ 3,371	$ 1,993	$ --
Acquisition and integration costs related to cost of revenues (1)	134	139	--
Amortization of acquired intangible assets related to cost of revenues (2)	261	285	--
Severance and benefit costs related to cost of revenues(3)	300	579	--
Non-GAAP Gross profit	$ 4,066	$ 2,996	$ --

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Operating expenses	$ 72,754	$ 69,120	$ 61,203
Acquisition and integration costs related to operating expenses (1)	(570)	(1,005)	(1,481)
Amortization of acquired intangible assets related to operating expenses (2)	(885)	(983)	--
Severance and benefit costs related to operating expenses (3)	(152)	(256)	--
Non-GAAP Operating expenses	$ 71,147	$ 66,876	$ 59,722

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Profit from operations	$ 28,006	$ 26,430	$ 21,023
Acquisition and integration costs (1)	704	1,144	1,481
Amortization of acquired intangible assets (2)	1,146	1,268	--
Severance and benefit costs (3)	452	835	--
Non-GAAP Profit from operations	$ 30,308	$ 29,677	$ 22,504

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Net profit	$ 20,984	$ 20,449	$ 15,841
Acquisition and integration costs (1)	704	1,144	1,481
Amortization of acquired intangible assets (2)	1,146	1,268	--
Severance and benefit costs (3)	452	835	--
Tax effect on non-GAAP adjustments (4)	(1,164)	(715)	(379)
Non-GAAP Net profit	$ 22,122	$ 22,981	$ 16,943

Diluted Net profit per share:
GAAP	$ 0.26	$ 0.25	$ 0.20
Non-GAAP	$ 0.27	$ 0.28	$ 0.21

Shares used in computing diluted GAAP Net profit per share	81,856	80,849	79,361
Shares used in computing diluted Non-GAAP Net profit per share	81,856	80,849	79,361

Reconciliation of GAAP Net Profit to EBITDA Adjusted EBITDA	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP Net profit	$ 20,984	$ 20,449	$ 15,841
Provision for income taxes	6,210	5,897	5,271
Depreciation and amortization (5)	3,899	4,370	3,679
EBITDA (6)	31,093	30,716	24,791

Adjustments or charges:
Acquisition and integration related costs (1)	704	1,144	1,481
Severance and benefit costs (3)	452	835	--
EBITDA after adjustments (6)	$ 32,249	$ 32,695	$ 26,272

(1) Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(2) Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(3) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and will be realized through the first three quarters of 2012. We have engaged in various restructuring and exit activities in 2011 and 2009 that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(4) Tax effect on the above items. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(5) Includes the amortization of acquired intangible assets.

(6) EBITDA and adjusted EBITDA. We use EBITDA as a performance measure for benchmarking against our peers and competitors. We believe EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the medical technology industry. We also use adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. We believe such financial measures provide a meaningful perspective of the underlying operating performance to our current business. EBITDA and adjusted EBITDA are not recognized terms under GAAP. Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating or net profit.

ALIGN TECHNOLOGY
Q1 2012 EARNINGS RELEASE ADDITIONAL DATA
REVENUE AND CLEAR ALIGNER BUSINESS METRICS
(in thousands except per share data)

	Q1	Q2	Q3	Q4	YTD	Q1
	2011	2011	2011	2011	2011	2012
Invisalign Clear Aligner Revenues by Geography:
North America	$ 74,258	$ 79,755	$ 79,678	$ 81,789	$ 315,480	$ 86,871
North American Orthodontists	35,017	37,112	37,450	37,939	147,518	41,688
North American GP Dentists	39,241	42,643	42,228	43,850	167,962	45,183
International	25,179	27,898	28,346	30,054	111,477	29,700
Non-case*	5,419	5,994	6,254	7,089	24,756	6,757
Total Clear Aligner Revenue	$ 104,856	$ 113,647	$ 114,278	$ 118,932	$ 451,713	$ 123,328
YoY % growth	16.4%	5.0%	19.1%	28.0%	16.7%	17.6%
QoQ % growth	12.9%	8.4%	0.6%	4.1%		3.7%
*includes Invisalign training, ancillary products, and retainers
Invisalign Clear Aligner Revenues by Product:
Invisalign Full	$ 71,128	$ 76,636	$ 75,158	$ 79,469	$ 302,391	$ 82,424
Invisalign Express/Lite	10,051	11,095	10,498	10,865	42,509	$ 11,806
Invisalign Teen	11,876	12,817	15,393	14,443	54,529	$ 15,148
Invisalign Assist	6,382	7,105	6,974	7,066	27,527	$ 7,193
Non-case*	5,419	5,994	6,255	7,089	24,757	6,757
Total Clear Aligner Revenue	$ 104,856	$ 113,647	$ 114,278	$ 118,932	$ 451,713	$ 123,328

Average Invisalign Selling Price (ASP), as billed:
Total Worldwide Blended ASP	$1,395	$1,410	$1,385	$1,360	$1,385	$1,370
International ASP	$1,555	$1,660	$1,560	$1,530	$1,575	$1,485

Invisalign Clear Aligner Cases Shipped by Geography:
North America	55,180	59,230	61,190	62,990	238,585	65,280
North American Orthodontists	26,890	28,520	30,070	29,890	115,370	32,235
North American GP Dentists	28,290	30,710	31,120	33,100	123,215	33,045
International	16,190	16,790	18,170	19,600	70,750	19,985
Total Cases Shipped	71,370	76,020	79,360	82,590	309,335	85,265

Invisalign Clear Aligner Cases Shipped by Product:
Invisalign Full	48,110	51,100	51,360	55,700	206,270	57,145
Invisalign Express/Lite	10,500	11,310	11,020	11,385	44,215	12,855
Invisalign Teen	7,930	8,615	11,730	9,810	38,080	9,935
Invisalign Assist	4,830	4,995	5,250	5,695	20,770	5,330
Total Cases Shipped	71,370	76,020	79,360	82,590	309,335	85,265

Number of Invisalign Doctors Cases Shipped to:
North American Orthodontists	4,150	4,160	4,260	4,280	5,280	4,460
North American GP Dentists	10,250	10,665	11,040	10,875	17,305	11,365
International	4,150	4,260	4,590	4,795	7,625	5,085
Total Doctors Cases were Shipped to Worldwide	18,550	19,085	19,890	19,950	30,210	20,910

Invisalign Doctor Utilization Rates*:
North American Orthodontists	6.5	6.9	7.1	7.0	21.9	7.2
North American GP Dentists	2.8	2.9	2.8	3.0	7.1	2.9
International	3.9	3.9	4.0	4.1	9.3	3.9
Total Utilization Rates	3.9	4.0	4.0	4.1	10.2	4.1
* # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:
North American Orthodontists	75	80	100	100	355	90
North American GP Dentists	715	765	630	855	2,960	720
International	165	520	855	970	2,510	715
Total Doctors Trained Worldwide	955	1,365	1,585	1,925	5,825	1,525
Total to Date Worldwide	64,780	66,145	67,730	69,655	69,655	71,180

Scanner and CAD/CAM Services Revenue:
North America Scanner and CAD/CAM Services	$ --	$ 5,241	$ 9,098	$ 9,611	$ 23,950	$ 11,120
International Scanner and CAD/CAM Services	--	1,198	2,518	362	4,078	631
Total Scanner and CAD/CAM Revenue	$ --	$ 6,439	$ 11,616	$ 9,973	$ 28,028	$ 11,751
YoY % growth
QoQ % growth			80.4%	-14.1%		17.8%

Scanner Revenue	$ --	$ 2,735	$ 5,420	$ 5,228	$ 13,383	$ 5,361
CAD/CAM Services Revenue	--	3,704	6,196	4,745	14,645	6,390
Total Scanner and CAD/CAM Revenue	$ --	$ 6,439	$ 11,616	$ 9,973	$ 28,028	$ 11,751

Total Revenue by Geography:
Total North America Revenue	$ 74,258	$ 84,996	$ 88,776	$ 91,400	$ 339,430	$ 97,991
Total International Revenue	25,179	29,096	30,864	30,416	115,555	30,331
Total Non-case Revenue	5,419	5,994	6,254	7,089	24,756	6,757
Total Worldwide Revenue	$ 104,856	$ 120,086	$ 125,894	$ 128,905	$ 479,741	$ 135,079
YoY % growth	16.4%	11.0%	31.2%	38.8%	23.9%	28.8%
QoQ % growth	12.9%	14.5%	4.8%	2.4%		4.8%

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

	Q2 2012

	GAAP	Adjustment	(a)	Non-GAAP

Net revenue	$140.2 - 143.7			$140.2 - 143.7

Gross profit	$103.0 - $106.6	$0.4		$103.4 - 107.0

Gross margin	73.5% - 74.2%			73.8% - 74.5%

Operating expenses	$74.8 - $76.3	$1.3		$73.5 - $75.0

Operating margin	20.1% - 21.1%			21.3% - 22.3%

Net income per diluted share	$0.25 - $0.27	$0.01		$0.26 - $0.28

Stock based compensation expense:
Cost of revenues	$0.5			$0.5
Operating expenses	$5.1			$5.1
Total stock based compensation expense	$5.6			$5.6

(a) Includes scanner and CAD/CAM services amortization of acquired intangible assets, severance and benefit costs and integration costs.

Business Metrics:
	Q2 2012
Case shipments	91.3K - 93.3K
Cash	$272M - $280M *
Capex	$11.0M - $13.0M
Depreciation & amortization	$3.2M - $3.6M
Diluted shares outstanding	83M*

* Excludes any stock repurchases during the quarter
CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com